Exhibit 10.2 Product Brochure in Japan

BENE IO

Our first objective is to provide a healthy daily life style.

Easy to take soft capsules

The soft football-shaped capsules are easy to take.

The letters, “BENE” are printed on each capsule verifying its originality.

PINE BENE IO

Aluminum Pack (90 pcs)

Suggested Retail Price 11,550 Yen

PINE BENE IO

Compact Case (30 pcs)

Suggested retail 4,200 yen

Name of Product

Pine Bene IO (An Extract from Pine Bark)

Type of Product

Health Supplement

NAME OF INGREDIENTS

DHA (Docosahexaenoic Acid) – Refined fish oil

Safflower Oil

Blueberry Extract

Coenzyme Q10

Pine Bark Extract

Gelatin

Soy Lecithin

Glycerine

Vitamin E

Glycerine Fatty Acid Ester

Marigold Pigment

Vitamin C

Page 2 of brochure

RETAIL COST

Suggested retail cost

(a)	90 pcs, approx. 47.7 grams – 11,550 yen (including tax)
(b)	30 pcs, approx. 15.9 – 4,200 yen (including tax)

Repeat Order Pricing

(a)	90 pcs, approx. 47.7 grams – 9,450 yen (tax included)

DIRECTIONS FOR USAGE

For use as a supplement, the recommended dosage is three (3) capsules every day with water (warm or cold). Swallow the capsules whole without chewing as the ingredients have a purplish color.

Warning: If for any reason there is any reaction, please consult a physician.

RIGHT SIDE COLUMN

NUTRITIONAL FACTS

3 CAPSULES

Calorie	9.9 kcal

Protein	0.4 g

Lipids	0.8 g

Carbohydrates	0.3 g

Sodium	0.4 mg

Vitamin A (Retinal)	12.2 ug

Vitamin E	46.6 mg

Vitamin C	9.2 mg

(Analytic Examination by the Japan Food Analysis Center)

INGREDIENTS AND CONTENT

With 3 capsules

Lutein	6.36 mg

Zeaxanthin	0.27 mg

Phospatidyl Choline	82.11 mg

Docosahexaenoic Acid	100.05 mg

Anthocyanin	28.35 mg

Coenzyme Q10	30 mg

(Analytic Examination by the Japan Food Analysis Center)

Seller:	Bene IO (Japan Office)

2-9-1 Akabane, Kita-ku, Tokyo

(*Translator’s note: this is the company’s new Japan address; the old address is the one actually on the brochure.)

For manufacturing information: Korin Pharmaceutical

Toll Free: 0120-520-310